EMPLOYEE  STOCK OPTION AGREEMENT

THIS AGREEMENT is made as of _____________, 2001, by and between GlobalNetCare, Inc. a Florida corporation (the "Company") and ____________________ (the "Optionee").

          WHEREAS, the Company and the Optionee have agreed that the Optionee shall provide certain services for the Company, and the Company desires to grant to the Optionee an option to acquire an aggregate of _____________ shares of common stock of the Company, $.001 par value per share (the "Stock"), on the terms set forth herein.

          NOW,  THEREFORE,  the  parties  agree  as  follows:

1. Grant of Option. Effective as of the date first written above, the Company hereby grants to the Optionee an option (the "Option") to purchase an aggregate of __________ shares of Stock, pursuant to the terms of this Agreement. The Option is not intended to be and shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

2. Option Price. The exercise price of the Option shall be $_____.00 U.S. per share of Stock subject thereto.

3. Conditions to Exercisability. The Option shall be exercisable with respect to all or any part of the shares of Stock covered by the Option on the date of this Agreement.

4. Period of Option. The Option shall expire on the earliest to occur of:

(a)     the  tenth  anniversary  of  the  date  of  this  Agreement;

(b) unless earlier exercised, the Option shall expire one (1) year following the Optionee's death. In the event of the death of the Optionee, the executors, administrators, legatees or distributees of the estate of the Optionee shall have the right to exercise the Option in accordance with paragraph 5 hereof. In the event the Option is exercised by the executors, administrators, legatees or distributees of the estate of the Optionee the Company shall be under no obligation to issue shares of Stock hereunder unless and until the Company is satisfied that the person (or persons) exercising the Option is the duly appointed executor or administrator or the proper legatee or distributes of the estate of the Optionee.

5. Exercise of Option. The Option shall be exercised in the following manner. The Optionee shall deliver to the Company written notice specifying the number of shares of Stock that the Optionee elects to purchase, which shall be a whole number of shares of Stock not less than 100. The Optionee must include with such notice full payment of the exercise price for the Stock being purchased pursuant to such notice. On exercise of the Option, if the Company is required by law to withhold for the payment of taxes arising with respect to such exercise, then the notice of exercise shall also be accompanied by payment in cash of the amount of any taxes which are required by law to be so withheld.

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          (b)     The  Optionee  will not be deemed to be a holder of any shares of Stock pursuant to exercise of the Option until the date of the issuance of a stock certificate for such shares and until such shares shall have been paid for in full.

6. Certain Events. If the issued and outstanding shares of Stock are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities or other forms of property (including cash) or rights, as a result of one or more reorganizations, recapitalizations, spin-offs, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number and/or kind of shares or securities or other forms of property (including cash) or rights for which this Option may thereafter be exercised, all without any change in the aggregate exercise price applicable to the unexercised portions of the Option, but with a corresponding adjustment in the exercise price per share or other unit. No fractional share of Stock shall be issued under this Option or in connection with any such adjustment. Such adjustment shall be made by the Board of Directors of the Company whose determinations as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

7. Representations of Optionee; Requirements of Law. By accepting the Option, the Optionee represents and agrees for the Optionee and his transferees by Will or the laws of descent and distribution that:

          (a) The Optionee understands and acknowledges that the Stock has not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any other applicable securities laws, and the Stock may not be offered, sold or otherwise transferred except in compliance with the registration statement requirements of the Securities Act and any other applicable securities law or pursuant to an exemption therefrom and in each case in compliance with the conditions for transfer set forth in paragraph (c) below.

          (b) The Optionee is a person that, at the time the Option was granted, was outside the United States and was not a U.S. person (and was not acquiring the Option for the account or benefit of a U.S. person) within the meaning of Regulation S under the Securities Act.

          (c) The Optionee acknowledges that it will offer, sell or otherwise transfer the Stock, prior to the date which is two years after the later of the original issue date of the Stock and the last date on which the Company or any affiliate of the Company was the owner of any of the Stock (or any predecessor of the Company), only: (1) to the Company; (2) pursuant to a registration statement that has been declared effective under the Securities Act, (3) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act in a transaction meeting the requirements of Rule 904 under the Securities Act, or (4) pursuant to another available exemption from the registration requirements of the Securities Act, subject to the Company's right prior to any offer, sale or transfer pursuant to clause (3) or (4) to require the delivery of an opinion of counsel, certificates and/or other information reasonably satisfactory to the Company.

          (d) The Optionee agrees that it will not engage in hedging transactions involving the Stock unless such transactions are in compliance with the Securities Act.

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          (e)     If the Optionee is a "dealer" or a person "receiving a selling concession fee or other remuneration" within the meaning of Regulation Sunder the Securities Act, the Optionee acknowledges that until the expiration of the one-year "restricted period" within the meaning of Rule 903 of Regulation S under the Securities Act, any offer or sale of the Stock shall not be made by the Optionee to a U.S. person or for the account or benefit of a U.S. person within the meaning of Rule 902(k) of the Securities Act.

          (f) Any certificate or certificates for shares of Stock purchased upon exercise of the Option may contain a legend, in form and content acceptable to the Company, setting forth the restricted nature of such shares of Stock. No certificate or certificates for shares of Stock purchased upon exercise of this Option shall be issued and delivered unless and until, in the opinion of legal counsel for the Company, such shares may be issued and delivered without causing the Company to be in violation of or incur any liability under federal, state or other securities law or any other requirement of law of any regulatory body having jurisdiction over the Company.

          (g) The Optionee acknowledges that the Company and others will rely upon the truth and accuracy of the foregoing representations, warranties and agreements and agrees that, if any of the representations, warranties and agreements made by the Optionee of the Stock are no longer accurate, it shall promptly notify the Company.

8. Notices. Any notice to be given hereunder shall be in writing and shall be deemed given when delivered personally, sent by courier or telecopy or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing:

To  Optionee  at:
Name:
Address:
City  :           Prov:     Country:
Postal  Code  :

To  the  Company  at:

GlobalNetCare,  Inc.
117  Gun  Avenue,  Pointe  Claire,
Quebec,  Canada  HR9  3X2
Attn:     Faris  Heddo,  President
Fax:     (514)  693-0993

With  a  copy  to:

Clark,  Wilson
Suite  800  -  885  West  Georgia  Street
Vancouver,  BC,  Canada  V6C  3H1

Attn:     Bernard  Pinsky
Fax:     (604)  687-6314

9. Any notice delivered personally or by courier under this paragraph shall be deemed given on the date delivered and any notice sent by telecopy or registered or certified mail, postage prepaid, return receipt requested, shall be deemed given on the date telecopied or mailed.

10. Governing Law. This agreement will be governed by and construed in accordance with the laws of the State of Florida, without regard to its conflicts of laws principles.

11. Amendments. The Board of Directors of the Company may at any time and from time to time amend this Agreement; provided, however, that no such amendment shall effect adversely any of the rights of the Optionee hereunder without the Optionee's consent.

12. No Right to Continued Employment. Nothing in this Agreement shall confer upon the Optionee the right to continue in the employ of the Company or any subsidiary of the Company or to be entitled to any remuneration or benefits not set forth herein or to interfere with or limit in any way the right of the Company to terminate the Optionee's employment.

13. Option Not Transferrable. Except as expressly provided in this Agreement, the Option and the rights granted thereunder may not be transferred, assigned, pledged or hypothecated in any way.

14. Counterparts. This Agreement may be signed by the parties hereto in separate counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of  the  date  first  above  written.

GLOBALNETCARE,  INC.


By:  Faris  Heddo
Title  President,  CEO

OPTIONEE:


Signature
Printed  Name: